SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NB&T Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, Ohio 45177

(937) 382-1441

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2014 Annual Meeting of Shareholders of NB&T Financial Group, Inc. (“NBTF”), will be held at 48 N. South Street, Wilmington, Ohio, on April 22, 2014, at 9:00 a.m., Eastern Daylight Saving Time (the “Annual Meeting”), for the following purposes:

1.	To elect four directors of NBTF for terms expiring in 2016;

2.	To ratify the selection of BKD, LLP as NBTF’s independent registered public accounting firm for fiscal year 2014;

3.	To consider and vote upon the NB&T Financial Group, Inc. 2014 Equity Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

Such matters are more completely described in the accompanying Proxy Statement.

Only shareholders of NBTF of record at the close of business on March 3, 2014, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Alternatively, you may submit your proxy electronically by following the instructions for internet voting accompanying the enclosed Proxy. If you submit a Proxy, you may still vote in person in the event you attend the Annual Meeting.

To obtain directions to attend the Annual Meeting and vote in person, please call Kathy Hoschar at (937) 382-1441.

By Order of the Board of Directors

March 19, 2014	Charles L. Dehner, Secretary

NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, Ohio 45177

(937) 382-1441

PROXY STATEMENT

PROXIES

The enclosed Proxy is being solicited by the Board of Directors of NB&T Financial Group, Inc. (“NBTF”), an Ohio Corporation, for use at the 2014 annual meeting of shareholders of NBTF and at any adjournments of the annual meeting. The annual meeting will be held at 48 N. South Street, Wilmington, Ohio, on April 22, 2014, at 9:00 a.m., Eastern Daylight Saving Time. Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by a later dated proxy received by NBTF before the Proxy is exercised or by giving notice of revocation to NBTF in writing before the annual meeting or in open meeting. Attendance at the annual meeting will not, of itself, revoke a Proxy.

Each properly executed Proxy received prior to the annual meeting and not revoked will be voted as specified on the Proxy or, in the absence of specific instructions to the contrary, will be voted:

FOR the election of Charles L. Dehner, G. David Hawley, John J. Limbert and Timothy L. Smith as directors of NBTF for terms expiring in 2016;

FOR the ratification of BKD, LLP (“BKD”) as NBTF’s independent registered public accounting firm for fiscal year 2014; and

FOR the approval of the NB&T Financial Group, Inc. 2014 Equity Plan (the “2014 Equity Plan”)

Proxies may be solicited by the directors, officers and other employees of NBTF in person or by mail, telephone, facsimile or electronic mail only for use at the annual meeting. Such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be paid by NBTF.

You may submit a Proxy by completing, signing, dating and promptly returning the enclosed Proxy in the envelope provided. Alternatively, you may submit a Proxy electronically by visiting the Internet voting site at proxy.ilstk.com and clicking on the “Internet Voting” tab. Enter your Voter Control Number printed on the front of the enclosed Proxy and the last four digits of your Tax Identification Number associated with the account with respect to which you are submitting a Proxy. The deadline for submitting your Proxy electronically is April 20, 2014, at 11:59 p.m. Central Daylight Saving Time. Shareholders who submit Proxies by the Internet will incur only their usual Internet access charges, if any.

Only shareholders of record as of the close of business on March 3, 2014 are eligible to vote at the annual meeting and will be entitled to cast one vote for each share owned. NBTF’s records disclose that, as of March 3, 2014, there were 3,429,560 votes entitled to be cast at the annual meeting.

This Proxy Statement is first being mailed to shareholders of NBTF on or about March 20, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on April 22, 2014.

NBTF’s proxy statement for the 2014 annual meeting, NBTF’s 2013 Annual Report and a sample of the form of proxy card sent by NBTF are available by going to NBTF’s Internet website at www.nbtdirect.com/About-Us/Investor-Relations.

To obtain directions to attend the annual meeting and vote in person, please call Kathy Hoschar at (937) 382-1441.

VOTE REQUIRED

Quorum. Common shares represented by properly executed proxies returned to NBTF prior to the annual meeting will be counted toward the establishment of a quorum for the annual meeting. A majority of the outstanding common shares of NBTF must be represented in person or by proxy at the annual meeting to establish a quorum.

Director elections. The four nominees receiving the greatest number of votes for the class of directors whose terms expire in 2016 will be elected as directors for that term.

Ratification of selection of independent registered public accounting firm. The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting is required to ratify the selection of BKD, LLP as the independent registered public accounting firm.

Approval of the 2014 Equity Plan. The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting is required to approve the 2014 Equity Plan.

Effect of broker non-votes and abstentions. Brokers who hold common shares in street name may, under the applicable regulations of the Securities and Exchange Commission (the “SEC”) and the rules of exchanges and other self-regulatory organizations of which the brokers are members, sign and submit proxies for common shares of NBTF and may vote such common shares on certain matters. However, brokers who hold common shares in street name may not vote common shares on other matters without specific instruction from the customer who owns the common shares. Proxies that are signed and submitted by brokers that have not been voted on certain matters are referred to as representing “broker non-votes.”

Broker non-votes and abstentions count toward the establishment of a quorum for the annual meeting. Pursuant to rules of the New York Stock Exchange, member brokers are not permitted to vote without customer instruction with respect to the election of directors. Neither broker non-votes nor abstentions will have an effect on the election of directors. They will, though, count as shares present or represented at the annual meeting and therefore will have the effect of votes against the ratification of the selection of the independent registered public accounting firm and approval of the 2014 Equity Plan.

VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the only persons known to NBTF to own beneficially more than five percent of NBTF’s outstanding common shares as of March 3, 2014:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Shares Outstanding
Janet M. Williams B. Anthony Williams Trust 6172 U. S. 22 East Wilmington, Ohio 45177	374,201	(2)	10.91%

Brooke W. James 2431 Bexley Park Road Bexley, Ohio 43209	194,412	(3)	5.66

Dana L. Williams 738 Kerr Street Columbus, Ohio 43215	185,456		5.41

Lynn W. Cowan 166 Stanbery Avenue Bexley, Ohio 43209	186,068		5.43

Beth Ellingwood 84 Moorland Street Williamstown, MA 01267	198,537		5.79

The National Bank and Trust Company 48 N. South Street Wilmington, Ohio 45177	453,971	(4)	13.24

(1)	Except as indicated for the shares held by The National Bank and Trust Company (the “Bank”), the beneficial owner has sole voting and dispositive power.
(2)	Of the 374,201 shares, 188,831 are held in the name of Mrs. Williams, and 185,370 are held by the B. Anthony Williams Trust, of which Mrs. Williams is the trustee.
(3)	Includes 7,000 shares that may be acquired upon the exercise of an option within the next 60 days.
(4)	All of such shares are held by the Bank as Trustee, 308,712 of which are held as Trustee for the NB&T Financial Group, Inc., Employee Stock Ownership Plan (the “ESOP”). Pursuant to the ESOP, the Bank, as Trustee, has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants. At March 3, 2014, all shares were allocated. The Trustee may dispose of shares held in the ESOP Trust only under limited circumstances specified in the ESOP or by law. The Bank also has sole voting and sole dispositive power with respect to 120,230 and 145,259 shares, respectively, held as Trustee for various other trusts.

The following table sets forth certain information with respect to the number of common shares of NBTF beneficially owned by each director of NBTF and each executive officer named in the Summary Compensation Table, and by all directors and executive officers of NBTF or the Bank as a group as of March 3, 2014:

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power (1)		Shared Voting and Investment Power		Percent of Common Shares Outstanding
S. Craig Beam	21,946		12,890		1.01%
Charles L. Dehner	105,213		56		3.06
Daniel A. DiBiasio (10)	7,053		-0-		0.21
G. David Hawley	16,985		2,414		0.56
Brooke W. James	194,412		-0-		5.66
John J. Limbert	88,170	(2)	1,940	(3)	2.57
D. Jeffery Lykins	8,590		1,610		0.30
James M. Reynolds	52		0		>0.01
Timothy L. Smith	75,587		28,486		3.03
W. Keith Argabright	23,616	(4)	822	(5)	0.71
Craig F. Fortin	40,609	(6)	2,411	(7)	1.24
All directors and executive officers of NBTF as a group (14 persons)	639,585	(8)	126,590	(9)	20.98%

(1)	Includes for each director other than Mr. Limbert 7,000 shares that may be acquired upon the exercise of an option within the next 60 days.
(2)	Includes 72,600 shares that may be acquired upon the exercise of an option within the next 60 days.
(3)	Consists of shares allocated to Mr. Limbert’s ESOP account, with respect to which Mr. Limbert has voting and shared investment power.
(4)	Includes 21,166 shares that may be acquired upon the exercise of options within the next 60 days.
(5)	Consists of shares allocated to Mr. Argabright’s ESOP account, with respect to which Mr. Argabright has voting and shared investment power.
(6)	Includes 32,366 shares that may be acquired upon the exercise of options within the next 60 days.
(7)	Consists of shares allocated to Mr. Fortin’s ESOP account, with respect to which Mr. Fortin has voting and shared investment power.
(8)	Includes 47,748 shares that may be acquired within the next 60 days upon the exercise of options by executive officers of the Bank not named in this table who may be deemed to act as officers of NBTF.
(9)	Includes 75,961 shares allocated to the ESOP accounts of executive officers of the Bank not named in this table who may be deemed to act as officers of NBTF. Each has voting and shared investment power with respect to those shares.
(10)	Mr. DiBiasio resigned from the Boards of NBTF and the Bank effective with the conclusion of his term.

PROXY ITEM 1: ELECTION OF DIRECTORS

Election of Directors

The Third Amended and Restated Articles of Incorporation of NBTF provide for a board of directors consisting of not less than seven nor more than eleven directors, such number to be fixed or changed by the board of directors or the shareholders. The board of directors has set the number of directors at nine. The directors are divided into two classes, each class serving for a two-year period. Four directors are to be elected at the annual meeting.

In accordance with Section 8.04 of the articles of incorporation, nominees for election as directors may be proposed only by the directors or by any shareholder entitled to vote for directors if such shareholder makes a timely notice to the Secretary of NBTF. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of NBTF on or before the later of (a) the February 15 immediately preceding the annual meeting of shareholders or (b) the sixtieth day before the first anniversary of the most recent annual meeting of shareholders; provided, however, that in the event that the annual meeting in any year is not held on or before the 31st day next following such anniversary, then the written notice shall be received by the Secretary within a reasonable time prior to the date of such meeting. In the case of a nominee proposed for election at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee by a shareholder must be received not later than the close of business on the seventh day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of NBTF that are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of NBTF that are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of NBTF, if elected.

The Nominating and Corporate Governance Committee will consider nominees for directors of NBTF recommended by a shareholder who submits the person’s name and qualifications in writing. The Nominating and Corporate Governance Committee has no specific minimum qualifications for a recommended candidate and no specific policy with respect to consideration of diversity, and the committee does not consider shareholder-recommended candidates differently from others. The Nominating and Corporate Governance Committee considers:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	relationships in the communities in which NBTF does business;

•	ability and willingness to commit adequate time to Board and committee responsibilities;

•	the individual’s skills and experiences and how they fit with those of other directors and potential directors and satisfy the needs of NBTF; and

•	whether the potential nominees are shareholders of NBTF.

The Nominating and Corporate Governance Committee makes its recommendation to the board of directors. Nominees are selected by vote of all of the directors of the board of directors.

The board of directors proposes the election of the following persons, all of whom were recommended by the Nominating and Corporate Governance Committee, to terms that will expire in 2016:

Name	Age	Position(s) Held	Director Since
Charles L. Dehner	66	Director, Secretary of NBTF	1989
G. David Hawley	66	Director	2000
John J. Limbert	66	Director, Chief Executive Officer and President of NBTF and the Bank	2006
Timothy L. Smith	63	Director and Chairman of the Board of NBTF and the Bank	1989

If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the board of directors recommends.

The following directors will continue to serve after the annual meeting for the terms indicated:

Name	Age	Position(s) Held	Director Since	Term Expires
S. Craig Beam	62	Director	1990	2015
Brooke W. James	41	Director	2005	2015
D. Jeffery Lykins	53	Director	2005	2015
James M. Reynolds	56	Director	2014	2015

Charles L. Dehner was the Executive Vice President of NBTF from 1993 until January 2003, Treasurer of NBTF from 1984 until January 2003 and Executive Vice President of the Bank from 1991 until January 2003. Mr. Dehner provides the Board with over 25 years of experience with NBTF. As the former chief financial officer of NBTF, he is qualified to provide financial expertise to the board.

G. David Hawley was the Presbyterian Minister of the Indian Hill Episcopal/Presbyterian Church in Cincinnati from April 2003 until his retirement in December 2012. In addition, he was a member of the Wilmington College Board of Trustees and the Board of Ohio Presbyterian Retirement Services Foundation. Dr. Hawley provides insight and experience with philanthropic and non-profit organizations in the communities the Bank serves.

John J. Limbert has been the President, Chief Executive Officer and a director of NBTF and the Bank since March 20, 2006. Mr. Limbert provides the board with over 40 years of career experience working with financial institutions in the State of Ohio. This experience includes working with a large regional bank, small community banks and service companies to financial institutions.

Timothy L. Smith was the President and Chief Executive Officer of NBTF and the Bank from 1989 until March 20, 2006, and has been the Chairman of the Board of both NBTF and the Bank since May 2000. Mr. Smith provides the board with his experience as the former Chief Executive Officer of NBTF. He also continues to provide insight into continuing customer relationships based on this experience.

S. Craig Beam has been a member of Thorobeam Farm, LLC, a thoroughbred horse business, since December 2006, and private investor since retirement in 1999. Mr. Beam sold his business and has been active in the local community since his retirement. Mr. Beam provides the board insight regarding community activities and small business operations.

Brooke W. James has been Business Administrator for WMSALL Farms, her family’s farming operations, since 1999. Ms. James and family members own more than 30% of the shares of NBTF. Ms. James provides the board insight into the expectations of NBTF’s large shareholders.

D. Jeffery Lykins has been the president of the Lykins Companies, a petroleum marketing company, since 2000. Mr. Lykins also serves on the Boards of the Ohio Petroleum Marketers and Convenience Store Association and Petroleum Marketers Associations of America. Mr. Lykins also was appointed to the Milford City Council in October 2010, and was elected to the position in January 2012, and he serves as President of the Clermont County Improvement Corporation. Mr. Lykins provides the board with his experience as president of a medium-sized business operation and knowledge of Clermont County businesses and customers.

James M. Reynolds has been the President of Wilmington College since August 2011. Prior to that, he was Vice President for Academic Affairs at Wilmington College from July 2007 until August 2011. In addition, he is a member of the CMH Regional Health System Board of Trustees and the Clinton County Port Authority Board. As President of Wilmington College, Dr. Reynolds provides the board insight to one of Clinton County’s most influential and visible employers, as well as one of the Bank’s largest customers for both loans and deposits.

The board of directors of NBTF has determined that all of the directors except Mr. Limbert are “independent” under the listing standards of The NASDAQ Stock Market, LLC (“NASDAQ”). In determining independence, the board of directors considered loan and deposit relationships with each director. The rules of NASDAQ do not deem such relationships to disqualify a director from being deemed independent. In addition, all loans and other extensions of credit were made and deposits accepted in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with persons not related to the Bank. Further, in management’s opinion, the loans did not involve more than normal risk of collectability or present other unfavorable features. The board of directors does not believe such relationships interfere with the directors’ exercise of independent judgment in carrying out their responsibilities as directors. None of the companies by which the directors are employed is a parent, subsidiary or other affiliate of NBTF, except the Bank.

Meetings of Directors

The board of directors of NBTF met 12 times for regularly scheduled and special meetings during the year ended December 31, 2013. Each director attended at least 75% of the aggregate of the meetings of the board of directors and the meetings held by all committees of the board on which the director served during 2013.

Each director of NBTF is also a director of the Bank. The board of directors of the Bank met 12 times for regularly scheduled and special meetings during the year ended December 31, 2013.

Board Leadership Structure and Role in Risk Oversight

The board provides risk oversight primarily through the full board and the Audit Committee. The Audit Committee meets quarterly and reviews the results of the Bank’s internal audit work, compliance with Sarbanes-Oxley Section 404 review, third-party loan review and financial reporting on Form 10-Q and Form 10-K. The Audit Committee meets with the Bank’s internal audit staff, the internal audit external co-source partner, and the external auditors both with and without the executive officers present.

The full board provides risk oversight through the Enterprise Risk Management Committee (“ERM”), the Asset/Liability Committee (“ALCO”) and a set of reports delivered to board members monthly. Both the ERM and ALCO are comprised of senior officers within the Bank. The ERM meets quarterly and reviews the Bank’s risk in areas including, but not limited to, security, insurance, compliance with regulations and disaster recovery. The ALCO meets monthly to review the bank’s interest rate and liquidity risk. Both committees provide the board with a report of their meetings. The board also receives monthly a set of reports reviewing the monthly financial results, retail branch results and loan performance. This reporting is accompanied by oral reports presented by executive officers.

The Compensation Committee reviews risks associated with our compensation polices, plans and practices and discusses such risks with the full board of directors. The Compensation Committee does not believe that NBTF’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on NBTF.

Mr. Smith currently serves as Chairman of the Board and Mr. Limbert as Chief Executive Officer. The board of directors believes that separating the roles of Chairman of the Board and Chief Executive Officer is appropriate for NBTF at this time. The roles were split in 2006 when NBTF appointed a new Chief Executive Officer, who had not previously been affiliated with NBTF. The separation facilitates the exercise of independent oversight of management by, and communication among, non-management directors when appropriate. The board’s role in risk oversight has not, to date, had any effect on the board’s leadership structure.

Committees of Directors

The board of directors of NBTF has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee.

The Audit Committee is responsible for overseeing NBTF’s and the Bank’s accounting functions and controls, as well as selecting and retaining an accounting firm to audit NBTF’s financial statements. For a more complete description of the Audit Committee’s responsibilities, see “AUDIT COMMITTEE REPORT.” The members of the Audit Committee are independent under the listing standards of NASDAQ. A copy of the Audit Committee Charter is available on NBTF’s website at www.nbtdirect.com.

The Nominating and Corporate Governance Committee is responsible for recommending to the board of directors the size and composition of the board of directors and recommending director nominees; making recommendations to the board on the assignment of directors to board committees; monitoring compliance with applicable corporate governance requirements, identifying governance issues and making recommendations to the board regarding governance matters; and working with the Chair of the Compensation Committee to conduct the annual performance review of the Chief Executive Officer. The members of the Nominating and Corporate Governance Committee are independent under the listing standards of NASDAQ. A copy of the Nominating and Corporate Governance Committee Charter is available on NBTF’s website at www.nbtdirect.com.

The responsibilities of the Compensation Committee include establishing the general compensation philosophy of NBTF and overseeing compensation programs; evaluating and making recommendations to the boards of directors of NBTF and the Bank regarding all compensation plans, policies and programs as they affect executive officers; reviewing and recommending to the boards of directors of NBTF and the Bank the performance criteria, targets, payout criteria and payment amounts for incentive compensation plans; reviewing and making recommendations to the board of directors of NBTF regarding equity plans and awards; recommending the terms of all employment and severance agreements; conducting an annual performance review of the Chief Executive Officer; participating in risk assessments with respect to NBTF’s and the Bank’s compensation plans and policies; approving disclosures regarding compensation in NBTF’s proxy statements and other public filings; and making recommendations to the board of directors regarding director compensation. The members of the Compensation Committee are independent under the listing standards of NASDAQ. A copy of the Compensation Committee Charter is available on NBTF’s website at www.nbtdirect.com.

The following table summarizes the membership of the board committees:

Name	Audit Committee Member	Compensation Committee Member	Nominating and Corporate Governance Committee Member
S. Craig Beam		X (Chair)	X (Chair)
Charles L. Dehner	X
Daniel A. DiBiasio	X
G. David Hawley	X (Chair)	X	X
Brooke W. James	X
John J. Limbert
D. Jeffery Lykins	X	X	X
James M. Reynolds
Timothy L. Smith		X	X
Number of Meetings Held—2013	5	2	1

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Processes and Procedures for Determining Director and Executive Officer Compensation

Annually, management develops a financial plan for the next year. During this planning process, management reviews current salary levels along with incentive and other benefit plans. The Chief Executive Officer then meets with the Compensation Committee to provide compensation recommendations, including stock based awards, for all executive officers other than himself. With the assistance of the Bank’s Human Resource Department, he provides the Compensation Committee with peer information for comparison with the recommended salaries for executive officers and to assist the Compensation Committee in forming a recommendation for the Chief Executive Officer’s compensation. The Compensation Committee reviews the information provided to it and determines officer salary recommendations for the year. The Compensation Committee does not delegate such authority. The Compensation Committee does have the authority to hire outside consultants for specific projects, but has not hired any outside consultants over the last two years. The Committee presents its recommendations to the full board of directors for its review and approval.

The Bank has an incentive compensation plan based on the Bank’s achievement of predetermined goals established annually by the board of directors relating to operating income, credit quality and noninterest expense to revenue, and on the participant’s achievement of goals relating to his or her individual contributions to the Bank. Awards are established as a percentage of each participant’s base salary and differ due to the contribution of the individual to the Bank’s success. Participants (except the Chief Executive Officer) earn awards by achieving individual goals and assisting in achieving the Bank’s goals. The more control and influence a participant has on individual goals or Bank goals, the greater the participant’s weighting on that particular factor. The Chief Executive Officer’s incentive plan awards are based solely on the achievement of the Bank’s goals.

The Compensation Committee reviews the appropriateness of granting stock options and other equity awards to senior management. Awards are not based on any pre-determined formula or goals. Amounts realized by exercising prior options are not considered in future awards or in setting other compensation. The Committee makes recommendations to the board of directors based on an individual’s performance and contribution to the Bank’s success.

Director’s fees for both NBTF and the Bank are set by the full board of NBTF, with participation by the Chief Executive Officer. Each non-employee director also receives an option to purchase 1,000 common shares of NBTF on the date following each annual meeting during which the director serves as a director according to the 2006 Equity Plan approved by shareholders.

Non-Employee Director Compensation

The following table describes the compensation arrangements with our non-employee directors for the 2013 and 2014 fiscal years:

	2013		2014
Annual Cash Retainers	$10,000		$10,000
Attendance fee per meeting:
NBTF Board Meeting	600		600
Bank Board Meeting	750		750
Committee Meetings	0		0
Bank Loan Committee	150/per month		150/per meeting
Chairman of the Board Stipend	4,000		4,000
Audit Committee Chair Stipend	2,000		2,000
Compensation Committee Chair Stipend	2,000		2,000
Nominating and Corporate Governance Committee Chair Stipend	2,000		2,000
Stock Options	1,000	shares (1)	1,000	shares (1)

(1)	Each non-employee director receives an option to purchase 1,000 common shares of NBTF on the date following each annual meeting during which the director serves as a director. The options have an exercise price equal to the closing price on the date of the grant, vest over a three-year period, and expire ten years after date of grant.

The following table shows the compensation paid to our non-employee directors for 2013:

2013 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Option Awards (1)	Nonqualified Deferred Compensation Earnings (2)	Total
S. Craig Beam	$31,850	$4,883		$36,733
Charles L. Dehner	24,850	4,883		29,733
Daniel A. DiBiasio (3)	26,200	4,883		31,083
G. David Hawley	28,200	4,883		33,083
Brooke W. James	26,200	4,883		31,083
D. Jeffery Lykins	26,200	4,883		31,083
James M. Reynolds (4)	0	0		0
Timothy L. Smith	30,200	4,883	$75,000	110,083

(1)	The aggregate grant date present value was determined using a Black-Scholes option pricing model and does not necessarily reflect the value that may be realized upon the exercise of the options. Refer to Note 18 in NBTF’s financial statements included in Item 8 of Form 10-K for the year ended December 31, 2013, for the assumptions used in estimating the fair value. Each director had outstanding options to purchase 7,000 shares at December 31, 2013.
(2)	In 2002, NBTF adopted the NB&T Financial Group, Inc., Supplemental Executive Retirement Plan, which provides retirement benefits for Mr. Smith. Under the plan, Mr. Smith is paid quarterly payments for a period of twenty years, beginning in 2007, equal to $75,000 each year.
(3)	Mr. DiBiasio resigned from the Boards of NBTF and the Bank effective with the conclusion of his term.
(4)	Mr. Reynolds did not become a member of the Boards of NBTF and the Bank until February 2014.

Executive Officers

In addition to Mr. Limbert, the following persons are executive officers of NBTF or the Bank. Those who are executive officers only of the Bank may be deemed to participate in policy making for NBTF.

Name	Age	Positions Held During Last Five Years
W. Keith Argabright	42	Senior Vice President, Retail Bank Operations of the Bank since July 2007.

Craig F. Fortin	53	Senior Vice President, Chief Financial Officer of NBTF since January 2003; Senior Vice President, Chief Financial Officer and Cashier of the Bank since December 2002.

Keith A. Kral	42	Senior Vice President, Senior Loan Officer of the Bank since December 2012; Vice President-Business Banker of PNC Bank, N.A. in Cincinnati, Ohio from March 2006 to November 2012. (PNC Bank, N.A. is not a parent, subsidiary or other affiliate of NBTF.)

Walter H. Rowsey	65	Senior Vice President, Loan Operations Manager since August 2006; formerly Senior Vice President, Branch Administration of the Bank since 1993.

Howard T. Witherby	58	Senior Vice President, Operations Division Manager of the Bank since October 1992.

Executive Compensation

The following table presents certain information regarding the compensation received by our Chief Executive Officer and two other most highly compensated executive officers of NBTF or the Bank who served in such capacity during the fiscal year ended December 31, 2013 (the “Named Executive Officers”):

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John J. Limbert	2013	$329,700	$0	$36,623	$0	$29,807	$396,130
Chief Executive Officer and President of NBTF and Bank	2012	329,700	0	0	0	27,034	356,734

W. Keith Argabright	2013	169,800	0	24,415	0	12,983	207,198
Senior Vice President, Retail Bank Operations	2012	169,800	0	0	0	10,580	180,380

Craig F. Fortin	2013	166,000	0	24,415	0	9,200	199,615
Senior Vice President, Chief Financial Officer of NBTF and Bank	2012	166,000	0	0	0	8,264	174,264

(1)	The grant date present value was determined using a Black-Scholes option pricing model and does not necessarily reflect the value that may be realized upon the exercise of the options. The options granted in 2013 have an exercise price of $19.30, vest over a three-year period and expire ten years after date of grant. Refer to Note 18 in NBTF’s financial statements included in Item 8 of Form 10-K for the year ended December 31, 2013, for the assumptions used in estimating the fair value.

Employment and Severance Agreements. Only Mr. Limbert has an employment contract with NBTF and the Bank. The employment agreement between NBTF and the Bank and Mr. Limbert provides for a term currently ending on January 31, 2017, automatically extending each year for another year unless either the employer or Mr. Limbert provides notice at least 60 days in advance of the next extension date of an intention not to extend the term. The material terms of the employment agreement also include the following:

•	Mr. Limbert is entitled to receive a base salary of $312,000 per year, subject to annual review and increase by the board of directors.

•	Mr. Limbert is entitled to receive an automobile allowance of $1,000 per month, plus reimbursement for all gasoline expenses for his primary vehicle.

•

Mr. Limbert is eligible for participation in life, dental, disability and other benefit plans of the Bank available to other employees; consideration for participation in any equity benefit plans established by NBTF or the Bank; and reimbursement for country club dues.

•

If Mr. Limbert’s employment is terminated following a change of control of NBTF or the Bank, or if Mr. Limbert voluntarily terminates his employment within one year following a change of control due to certain changes in the conditions of Mr. Limbert’s employment, Mr. Limbert will be entitled to receive approximately three times his annual salary at the time of the change of control and the highest bonus paid to Mr. Limbert during the five years preceding his termination, subject to adjustment to ensure that such payments do not constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, and continuation of health, life and disability coverage under the NBTF’s and the Bank’s plans, at the expense of the NBTF and the Bank for the time period allowed under COBRA or until the earlier date that Mr. Limbert is eligible to participate in similar plans of another employer. In addition, in the event of a change of control and termination of employment, Mr. Limbert would receive a lump sum payment of $200,000 in exchange for an agreement not to compete and not to solicit employees of customers for up to two years following termination.

•

If Mr. Limbert’s employment is terminated due to his inability to perform his duties as a result of a medically diagnosable condition for a period of 180 consecutive days, Mr. Limbert will receive a payment equal to 50% of his annual salary and continued insurance coverage for 18 months.

•

If Mr. Limbert’s employment is terminated by NBTF and the Bank other than in connection with a change of control and other than for just cause or due to a medically diagnosable condition and before the expiration of the term of the agreement, Mr. Limbert will be entitled to a payment in the amount of his annual salary and the continuation of health, life, disability and other benefits for 18 months or until the earlier date that Mr. Limbert is employed full-time by another employer.

•	NBTF and the Bank may terminate Mr. Limbert’s employment at any time for just cause without further obligation to Mr. Limbert.

The Bank has also entered into severance agreements with Messrs. Argabright and Fortin effective November 8, 2007, each with a term of three years, which term automatically renews each year unless the Bank provides six months’ notice of cancellation to the officer. Each agreement provides that the officer receives nothing if he is terminated for “just cause” or is terminated for any reason more than six months before a “change of control” or more than one year after a change of control.

In the event that the officer’s employment is terminated within six months before or within one year after a change of control, (i) the Bank will be required to pay to the officer or his dependents, beneficiaries or estate an amount equal to two times (a) the higher of the officer’s base salary at the time of the change of control or the officer’s base salary at the time of termination of employment, plus (b) the highest bonus paid to the officer during the five years preceding this termination; and (ii) the officer and his dependents, beneficiaries and estate will be entitled to coverage under the health, life and disability plans of the Bank or its successor at the expense of the Bank or its successor until the earliest of the expiration of the term of the agreement, the date the officer is included in another employer’s benefit plans as a full-time employee, or 18 months after the officer’s employment is terminated. The officer may also voluntarily terminate his employment within one year following a change of control upon a material decrease in base compensation or a material change in geographic location at which he is required to perform services and be entitled to the same compensation and benefits as if he were involuntarily terminated.

Incentive Plan. The Bank has an incentive compensation plan pursuant to which awards were based on the Bank’s achievement of predetermined goals relating to earnings per share and operating income, and on the participant’s achievement of goals relating to his or her individual contributions to the Bank. Mr. Limbert’s incentive is solely based on the achievement of the Bank’s goals, while 60% of Mr. Argabright’s incentive and 80% of Mr. Fortin’s incentive are based on the achievement of the Bank’s goals. The remainder of Mr. Argabright’s and Mr. Fortin’s incentive is based on their individual contributions to the Bank. The board of directors may, in its discretion, exclude any extraordinary or significant items in determining the level of achievement of the Bank’s goals. In 2013, the Bank targeted goals of pre-tax operating income for the Bank (after deducting net charge-offs and securities gains and adding back bonus and loan loss provisions) of $5.9 million (60% weighting), a Texas Ratio asset quality measure of 18.6% (20% weighting), and noninterest expense to revenue (excluding securities gains) of 74% (20% weighting) to be eligible for incentive compensation. The Bank failed to achieve its net operating income goal; therefore, no incentive compensation was paid to executive officers for 2013.

Retirement Compensation and Life Insurance. Executive officers are eligible to participate in benefit plans available to all full-time employees. First, NBTF has a 401(k) plan to which it makes contributions matching a certain percentage of the contributions by each employee of NBTF or the Bank, including officers. Employees are fully vested in the employer contribution after 3 years of service. NBTF also has an employee stock ownership plan that allocates shares of NBTF to accounts of all employees proportionately on the basis of their other compensation. Employees are fully vested in the shares allocated to their account by NBTF after 5 years of service. Although the employee stock ownership plan has not been terminated, NBTF made no contributions to the plan and allocated no shares to participant accounts in 2013 or 2012. Finally, the Bank provides a group term life insurance benefit for all full-time employees. This group term life policy provides death benefits up to three times the employee’s salary up to a maximum death benefit of $250,000. In addition, the Bank offers senior officers an option to substitute their group term life insurance coverage over $50,000 for an individual life insurance policy or annuity owned by the employee. The annual premium for such an individual policy or annuity is limited to $2,800 per year.

The following table presents the components of All Other Compensation for the Named Executive Officers presented in the 2013 Summary Compensation Table.

2013 ALL OTHER COMPENSATION TABLE

Name and Principal Position	Year	401(k) Matching Contributions	Auto Allowance	Whole Life Insurance Benefit	Country Club Dues & Membership (1)	Total All Other Compensation
John J. Limbert	2013	$10,200	$13,230	$0	$6,377	$29,807
Chief Executive Officer, President of NBTF and Bank	2012	6,950	13,706	0	6,377	27,034
W. Keith Argabright	2013	7,040	0	0	5,943	12,983
Senior Vice President, Retail Bank Operations	2012	4,893	0	0	5,687	10,580
Craig F. Fortin	2013	6,760	0	2,440	0	9,200
Senior Vice President, Chief Financial Officer of NBTF and Bank	2012	5,824	0	2,440	0	8,264

(1)	Amounts for actual reimbursements during the year to Named Executive Officers for monthly dues and initiation fees. None of the reimbursements were grossed-up to compensate for additional income taxes.

The following table sets forth information regarding all outstanding grants of options to purchase NBTF common shares made to the Named Executive Officers at December 31, 2013, along with the exercise price and expiration date. We have awarded no other equity awards. Awards are not based on any pre-determined formula or goals. All options granted to date have a term of 10 years. The grant date is the date an award is determined by the board of directors. The exercise price is the closing price of an NBTF share on NASDAQ on the grant date.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
John J. Limbert	30,000 7,500 15,000 11,733 —	— (1) — (2) — (2) 5,867(4) 7,500(5)	$20.88 19.00 15.80 21.12 19.30	03/19/2016 04/25/2018 11/17/2019 04/27/2021 04/24/2023

W. Keith Argabright	5,000 3,500 5,000 4,000 —	— (1) — (2) — (2) 2,000(4) 5,000(5)	20.50 19.00 15.80 21.12 19.30	07/30/2017 04/25/2018 11/17/2019 04/27/2021 04/24/2023

Craig F. Fortin	5,500 5,500 5,500 5,500 3,000 3,800 —	(1) — (3) — (2) — (2) — (4) 1,900(4) 5,000(5)	30.50 23.00 20.50 19.00 15.80 21.12 19.30	02/16/2014 05/16/2015 10/16/2016 04/25/2018 11/17/2019 04/27/2021 04/24/2023

(1)	Stock options fully vested five years prior to option expiration date.
(2)	Stock options fully vested seven years prior to option expiration date.
(3)	Stock options fully vested on grant date of 05/17/2005.
(4)	Stock options vest at a rate of 33 1/3% per year with remaining vesting date of 04/28/2014.
(5)	Stock options vest at a rate of 33 1/3% per year with remaining vesting dates of 04/25/2014, 04/25/2015 and 04/25/2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank occasionally makes loans of various types to directors and executive officers of the Bank, their immediate family members, persons sharing their households and corporations and organizations in which such persons have a material interest. All loans outstanding to any of such related persons since January 1, 2012 were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, NBTF’s directors and executive officers and persons holding more than ten percent of the common shares of NBTF are required to report their ownership of common shares and changes in such ownership to the Securities and Exchange Commission and NBTF. The Securities and Exchange Commission has established specific due dates for such reports. Based upon a review of such reports, NBTF must disclose any failures to file such reports timely in Proxy Statements used in connection with annual meetings of shareholders. No such failures occurred during 2013.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors of NBTF is comprised of five directors, all of whom are considered “independent” under Rule 4200(a) (14) of NASDAQ’s listing standards. The Audit Committee is responsible for overseeing NBTF’s accounting functions and controls, as well as selecting and retaining an accounting firm to audit NBTF’s financial statements. The board of directors has adopted a Charter to set forth the responsibilities of the Audit Committee.

The Audit Committee received and reviewed the report of BKD, LLP (“BKD”) regarding the results of their audit, as well as the written disclosures and the letter from BKD required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD’s communications with the Audit Committee concerning independence, and has discussed BKD’s independence with a representative of BKD. The Audit Committee reviewed and discussed the audited financial statements with the management of NBTF. A representative of BKD also discussed with the Audit Committee the matters required to be discussed by Statement of Auditing Standards 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Discussions between the Audit Committee and the representative of BKD included the following:

•	BKD’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments or uncorrected misstatements determined by management to be immaterial

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to BKD’s retention

•	Whether BKD encountered any difficulties in performing the audit

•	BKD’s judgments about the quality of NBTF’s accounting principles

•	BKD’s responsibilities for information prepared by management that is included in documents containing audited financial statements

Based on its review of the financial statements and its discussions with management and the representative of BKD, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, to be filed with the SEC.

Submitted by the Audit Committee:

Charles L. Dehner Daniel A. DiBiasio G. David Hawley	Brooke Williams James D. Jeffery Lykins

PROXY ITEM 2: RATIFICATION OF THE SELECTION OF BKD, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BKD, LLP as NBTF’s independent registered public accounting firm for fiscal year 2014. BKD has served as NBTF’s independent registered public accounting firm since 2002. Although not required, shareholders are being asked to ratify the appointment of BKD as NBTF’s independent public accounting firm for fiscal year 2014 as a matter of good corporate practice and to determine shareholder confidence in the firm that reviews the quality of NBTF’s financial statements. The vote will not be binding on the Audit Committee. If the selection of BKD is not ratified, the Audit Committee will reconsider but may decide to maintain the appointment of BKD. Even if the selection is ratified by the shareholders, the Audit Committee may, in its discretion, retain a different independent registered public accounting firm at any time if such change would be in the best interests of NBTF and its shareholders.

Management of NBTF expects that a representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The board of directors recommends a vote “FOR” the ratification of the selection of BKD, LLP as NBTF’s independent registered public accounting firm for fiscal year 2014.

Audit Fees

BKD billed NBTF $124,800 and $120,200 for professional services in connection with the audit of NBTF’s annual financial statements and the review of financial statements included in NBTF’s Forms 10-Q during 2013 and 2012.

Audit-Related Fees

During 2013 and 2012, BKD billed NBTF $3,700 and $3,500 for fees not included under “Audit Fees” for FDIC Loss Share negative assurance reporting.

Tax Fees

During 2013 and 2012, BKD billed NBTF $16,100 and $15,315 for tax compliance, tax planning and tax advice services, including preparation of tax returns.

All Other Fees

During 2013 and 2012, BKD performed no services for NBTF and the Bank other than the services discussed in “Audit Fees,” “Audit Related Fees” or “Tax Fees.”

The Audit Committee of NBTF pre-approves all services to be performed by its independent auditor for NBTF, and during 2013, all services provided by BKD for NBTF were approved in advance by NBTF’s Audit Committee.

PROXY ITEM 3: APPROVAL OF NB&T FINANCIAL GROUP, INC. 2014 EQUITY PLAN

General

In 2006, the shareholders of NBTF approved the NB&T Financial Group, Inc. 2006 Equity Plan (the “2006 Equity Plan”) and the board of directors terminated a nonqualified stock option plan adopted in 1992. The 2006 Equity Plan authorizes the issuance of 270,000 common shares of NBTF and, at December 31, 2013, only 30,067 remained available for awards. The 2006 Equity Plan terminates in March 2016. There are currently outstanding options to purchase 212,622 common shares of NBTF.

The board of directors proposes to terminate the 2006 Equity Plan and recommends the shareholders approve the 2014 Equity Plan, which will permit the same types of equity awards as the 2006 Equity Plan and authorize the issuance of another 270,000 common shares of NBTF. The board of directors of NBTF has voted to terminate the 2006 Equity Plan effective upon the approval by the shareholders of NBTF of the 2014 Equity Plan. The termination of the 2006 Equity Plan would not affect outstanding awards under the 2006 Equity Plan, but no further awards would be granted under the 2006 Equity Plan.

The 2014 Equity Plan is intended to foster and promote the long-term financial success of NBTF and its subsidiaries and to increase shareholder value by:

•

Providing employees and directors an opportunity to acquire an ownership interest in NBTF. Under the 2014 Equity Plan, NBTF will have authority to grant stock options, stock appreciation rights and restricted stock awards to employees and non-employee directors of NBTF and its subsidiaries.

•

Enabling NBTF and its subsidiaries to attract and obtain the services of outstanding employees and directors upon whose judgment, interest and special efforts the successful conduct of the business of NBTF and its subsidiaries is largely dependent. The various types of equity awards available under the 2014 Equity Plan will give NBTF flexibility to respond to market-competitive changes in equity compensation practices.

Summary of the 2014 Equity Plan

The principal features of the 2014 Equity Plan are summarized below. The complete text is set forth in Appendix A to this Proxy Statement.

Plan Administration. The Compensation Committee of the board of directors of NBTF (the “Committee”), is responsible for administering the 2014 Equity Plan, and will have all powers appropriate and necessary for that purpose. The amount and terms of all equity awards will be determined by the entire board of directors, except that the amounts and vesting schedule of awards to non-employee directors are set forth under the 2014 Equity Plan.

The Committee has the authority to, among other things:

•	interpret the 2014 Equity Plan;

•	adopt, amend and rescind rules and regulations relating to the administration of the 2014 Equity Plan; and

•	make recommendations as to which employees of NBTF or any subsidiary of NBTF (“Employees”) will be granted awards, the type of awards to be granted and the terms and conditions of the awards.

The board of directors has the final authority to decide which Employees will be granted awards, the types of award to be granted to each Employee, and the terms and conditions of each award to both Employees and non-employee directors, subject to certain limitations set forth in the 2014 Equity Plan.

None of NBTF, the board or the Committee, however, may reprice any award without the approval of NBTF’s shareholders.

So long as permitted by law, the Committee may delegate to any individual (including Employees) or entity that it deems appropriate any of its ministerial duties and authority, but not the discretionary aspects of its duties and authority.

Eligibility for Awards. The 2014 Equity Plan permits the board of directors to grant awards to any Employee, although it is anticipated that only executives and key managers generally will be considered for discretionary awards. Currently, there are approximately eight executives and key managers of NBTF and its subsidiaries who would be eligible for an award under the 2014 Equity Plan. The selection of Employee participants and the nature and size of their awards are within the discretion of the board of directors. A total of seven non-employee directors currently would receive awards as set forth in the 2014 Equity Plan.

Awards. The 2014 Equity Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Code, stock appreciation rights, and restricted stock, each as defined in the 2014 Equity Plan.

Authorized Shares and Limitations on Grants. The 2014 Equity Plan authorizes the issuance of 270,000 common shares of NBTF. If shares subject to an award granted under the 2014 Equity Plan are forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will be available for future grants. The shares issued pursuant to the 2014 Equity Plan may consist, in whole or in part, of authorized and unissued shares not reserved for any other purpose or treasury shares.

During any fiscal year, no Employee whose compensation is (or likely will be) subject to limited deductibility under Section 162(m) of the Code (a “Covered Employee”) may receive options and stock appreciation rights covering more than 12,000 common shares of NBTF in the aggregate (including any shares in respect of awards that have been cancelled) and restricted stock awards covering more than 2,000 shares, in each case subject to later adjustment as described below under the heading “Adjustments.”

Adjustments. If a corporate transaction affects NBTF’s outstanding shares, such as a stock dividend, stock split, recapitalization, merger or other similar corporate change, the Committee will make such adjustments as it deems necessary or appropriate to the number of shares authorized for issuance pursuant to the 2014 Equity Plan and to the individual limitations described in this discussion. The Committee also will make adjustments to outstanding awards previously granted under the 2014 Equity Plan as it deems necessary or appropriate. Any such decision by the Committee will be final and binding on all participants.

Options. Options to purchase common shares of NBTF may be in the form of a non-qualified stock option or an incentive stock option. Incentive stock options may be granted only to Employees and may not be issued to non-employee directors.

The price at which a share may be purchased under an option (the exercise price) will be determined by the board, but may not be less than the fair market value (as defined in the 2014 Equity Plan) of a common share on the date the option is granted (subject to later adjustment as described above under the heading “Adjustments”). The exercise price of an incentive stock option granted to an Employee who owns (as defined in the Code) shares of NBTF possessing more than 10 percent of the voting power of NBTF (a “10% Holder”), determined under rules issued by the Internal Revenue Service (“IRS”), may not be less than 110 percent of the fair market value of a common share of NBTF on the date the option is granted.

The board of directors may establish the term of each option, but no incentive stock option may be exercised after 10 years from the grant date (5 years if the Employee is a 10% Holder). Options granted to non-employee directors will become exercisable at the rate of one third each year beginning on and after the grant date. Options awarded to Employees will become exercisable according to a schedule determined by the board of directors at the time the award is made, but no Employee option will become exercisable at a rate of less than one third each year on and after the grant date.

The number of incentive stock options that become exercisable for the first time in any year cannot relate to shares of common shares of NBTF having a fair market value (determined on the date of grant) of more than $100,000 per Employee.

The exercise price of any option must be paid in the manner specified in the associated award agreement, which may include payment in cash (or a cash equivalent), a cashless exercise and tendering common shares of NBTF the participant already has owned for at least six months as partial or full payment of the exercise price.

Director Option Grants. The 2014 Equity Plan provides for automatic grants of non-qualified stock options to non-employee directors. During any fiscal year, the board will grant to each of NBTF’s non-employee directors a non-qualified stock option to purchase 1,000 shares. In addition, the board will grant to each of NBTF’s non-employee directors a non-qualified stock option to purchase 1,000 shares on the date immediately following the director’s initially becoming a director. The number of awards granted to NBTF’s non-employee directors is subject to later adjustment as described under the heading “Adjustments.”

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted under the Plan. The exercise price of an SAR must be equal to or greater than the fair market value of the NBTF’s common shares on the date of grant (subject to later adjustment as described above under the heading “Adjustments”). An Employee exercising an SAR receives the number of whole shares equal to the difference between the fair market value of a common share of NBTF on the exercise date and the exercise price, multiplied by the number of shares with respect to which the SAR is exercised. The value of any fractional shares otherwise receivable upon the exercise of an SAR will be settled in cash.

Restricted Stock. Restricted stock consists of common shares of NBTF that are issued to a participant but which are subject to restrictions on transfer and the risk of forfeiture if certain specified conditions are not met. Restricted stock may not be sold or otherwise transferred or hypothecated until the end of the transfer restriction period established by the board, which will lapse as described in the associated award agreement. Unless otherwise specified in the award agreement, the restriction period will lapse no later than three years after the grant date. During the restriction period, restricted stock granted to a participant will be held by NBTF as escrow agent. Restricted stock will vest, with the associated restrictions on transfer lapsing, if time-based conditions are met.

Restricted stock will be forfeited if all conditions to the lapse of transfer restrictions and risk of forfeiture have not been met. Restricted stock held in escrow will not be released until all restrictions have been met at the end of the applicable restriction period. Restricted stock that has been forfeited will again become available under the 2014 Equity Plan for future awards.

Unless the associated award agreement specifies otherwise, a participant who has been granted restricted stock will have the right to receive dividends on such shares and will have the right to vote such shares during the restriction period.

Award Agreements. By accepting an award, a participant will have agreed to be bound by the terms of the 2014 Equity Plan and the award agreement between the participant and NBTF that sets forth the terms and conditions of the award.

Effect of Termination of Service on Awards

Unless the associated award agreement provides otherwise, the following rules apply to all awards granted under the 2014 Equity Plan when a participant terminates service as an employee or non-employee director, as the case may be:

Death or Disability. Unless the associated award agreement provides otherwise, if a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of death or disability (as defined in the 2014 Equity Plan):

•	all restricted stock held by the participant that is unvested at the time of termination of employment (or board service in the case of a non-employee director) will become fully vested;

•

all non-qualified stock options and SARs (whether or not then exercisable) held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be exercisable by the participant’s beneficiaries at any time before the earlier of the normal expiration date of the award or one year after the participant’s death or disability; and

•

all incentive stock options held by the Employee at the time of termination of employment will be exercisable by the Employee’s beneficiaries at any time before the earlier of the normal expiration date of the award and one year after the Employee’s death or disability, with any incentive stock option not exercised within three months of death or disability being treated as a non-qualified stock option.

Retirement. Unless the associated award agreement provides otherwise, if a participating Employee’s employment terminates because of retirement:

•	all restricted stock (whether or not then vested) held by the participant when the participant retires will become fully vested;

•

all non-qualified stock options and SARs (whether or not then exercisable) held by the participant when the participant retires will be exercisable by the participant at any time before the earlier of the normal expiration date of the award and one year after the retirement date; and

•

all incentive stock options held by the Employee when the Employee retires will be exercisable by the Employee at any time before the earlier of the normal expiration date of the award and one year after the retirement date, except that any incentive stock option not exercised within three months after the Employee retires will be treated as a non-qualified stock option.

For purposes of the 2014 Equity Plan, “retirement” is defined as any termination of employment on or after reaching age 55 and after qualifying to receive benefits under any defined benefit type deferred compensation arrangement maintained by NBTF or any subsidiary.

Involuntary Termination of Service for Cause. Unless the associated award agreement provides otherwise, all outstanding awards will be forfeited if an Employee’s employment is terminated for cause (as defined in the 2014 Equity Plan) as of the date of termination of service.

Termination for any Other Reason. Unless otherwise specified in the associated award agreement, any awards that are exercisable when a participant terminates for any reason other than death, disability, retirement or cause may be exercised at any time before the earlier of the normal expiration date of the award and three months after the termination date. All options and SARs not exercisable on the termination date and all unvested restricted stock will terminate on the termination date unless otherwise specified in the award agreement.

Buy-out of Awards. At any time before a change in control, the Compensation Committee, in its sole discretion, may offer to buy for cash or by substitution of another award any or all outstanding awards held by any participant, whether or not exercisable, by providing to the participant written notice of its intention to exercise its right. If NBTF makes an offer to buy outstanding awards, it will transfer to each participant accepting the offer, as soon as administratively possible, the value (equal to the difference between the aggregate fair market value of the award on the date of the buy-out offer over the aggregate exercise price, if any) of the award to be purchased or exchanged, or a substitute award whose value is equal to the difference between the aggregate fair market value on the date of the buy-out offer over the aggregate exercise price, if any, of the award to be exchanged.

Merger, Consolidation or Similar Events. If NBTF undergoes a Change in Control (as defined in the Plan), all of a participant’s awards will be treated as provided in a written change in control agreement. If there is no such agreement, (1) each option or SAR will be cancelled in exchange for cash or shares with a value equal to the excess of the change in control price over the exercise price of the award, and (2) all restrictions on restricted stock will lapse and the committee will elect to distribute either a lump sum payment of cash or the restricted shares and dividends held in escrow. The cash payment in lieu of stock will be based on the change in control price.

Amendment, Modification and Termination of Plan. The 2014 Equity Plan was adopted by NBTF’s board of directors on January 21, 2014, and will become effective upon the approval by the shareholders at the 2014 annual meeting. If approved by NBTF’s shareholders, the 2014 Equity Plan will remain in effect until January 21, 2024.

NBTF may terminate, suspend or amend the 2014 Equity Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, applicable requirements of the Code or applicable requirements of any securities exchange, market or other quotation system on which NBTF’s securities are listed or traded. No amendment of the 2014 Equity Plan may (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation, (ii) cause the 2014 Equity Plan to fail to meet the requirements of Rule 16b-3 or (iii) except as otherwise provided in the 2014 Equity Plan or in the participant’s award agreement, without the consent of the participant, adversely affect any award held by such participant.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to the 2014 Equity Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.

Section 409A of the Internal Revenue Code. Internal Revenue Code Section 409A regulates “nonqualified deferred compensation plans.” Section 409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the 2014 Equity Plan. The proceeds of any grant that is subject to Section 409A are subject to a 20 percent excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events, such as death, disability or a change of control, all as defined in Section 409A.

ISOs. ISOs are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize any income when an ISO is granted or exercised, and NBTF will not receive a deduction at either of those times. Also, ISOs are not subject to employment taxes.

If a participant acquires common shares of NBTF by exercising an ISO and continues to hold those common shares for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “ISO Holding Period”), the amount the participant receives when he or she disposes of the common shares minus the exercise price will be taxable at long-term capital gain or loss rates (this is referred to as a “qualifying disposition”), depending on whether the amount the participant receives when he or she disposes of the common shares is larger or smaller than the exercise price he or she paid. Upon a qualifying disposition, NBTF is not entitled to a deduction.

If a participant disposes of the common shares before the end of either ISO Holding Period (this is referred to as a “disqualifying disposition”), the participant will recognize compensation income equal to the excess, if any, of (1) the fair market value of the common shares on the date the ISO was exercised, or, if less, the amount received on the disposition, over (2) the exercise price. NBTF will be entitled to a deduction equal to the income that the participant recognizes. The participant’s additional gain will be taxable at long-term or short-term capital gain rates (depending on whether he or she held the common shares for more than one year).

If a participant uses common shares acquired by exercising an ISO (“Delivered Shares”) to pay the exercise price of another ISO, the participant’s payment will be treated as a disqualifying disposition of the Delivered Shares if the Delivered Shares are used to exercise an ISO before the end of their ISO Holding Periods. This type of disposition generally will cause the participant to recognize ordinary income on the Delivered Shares equal to the difference between the exercise price of the Delivered Shares and the fair market value of the Delivered Shares at exercise. NBTF will be entitled to a deduction equal to the ordinary income that the participant recognizes. If a participant exercises his or her ISO using (1) common shares that was not purchased pursuant to an ISO or (2) Delivered Shares that were purchased by exercising an ISO that satisfied the ISO Holding Periods, the participant generally will not recognize income, gain or loss in connection with the exercise.

If a participant exercises his or her ISO using only Delivered Shares to pay the exercise price, the participant’s basis in the same number of new shares of common shares will be the same as his or her basis in the Delivered Shares plus the taxable income, if any, that the participant recognized on the delivery of the Delivered Shares. Any additional new common shares will have a zero basis.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the common shares on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options. Nonqualified stock options do not receive the special tax treatment afforded to ISOs under the Internal Revenue Code, although a participant will not recognize any income when a nonqualified stock option is granted and NBTF will not receive a deduction at that time. However, unlike an ISO, when a nonqualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares that the participant purchased on the date of exercise over the exercise price. Also, unlike an ISO, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses common shares or a combination of common shares and cash to pay the exercise price of a nonqualified stock option, he or she will have ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number he or she surrenders, less any cash the participant uses to pay the exercise price. When a nonqualified stock option is exercised, NBTF will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when he or she disposes of the common shares that he or she acquired by exercising a nonqualified stock option is larger than the exercise price the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after he or she acquired them by exercising the nonqualified stock option. But, if the amount a participant receives when he or she disposes of the common shares that the participant acquired by exercising a nonqualified stock option is less than the exercise price he or she paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after he or she acquired them by exercising the nonqualified stock option.

SARs. A participant will not recognize any income when a SAR is granted, and NBTF will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the common shares the participant received upon exercise. NBTF will be entitled to a deduction equal to the ordinary income that the participant recognizes. If the amount a participant receives when he or she disposes of any common shares acquired upon the exercise of a SAR is larger than the value of the Shares when the SAR was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the SAR was exercised. But, if the amount the participant receives when he or she disposes of the common shares is less than the value of the common shares when the SAR was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the SAR was exercised.

Restricted Stock. Unless a participant makes an election under Section 83(b) of the Internal Revenue Code, the participant will not recognize taxable income when restricted stock is granted, and NBTF will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the shares of restricted stock vest (i.e., when the participant can no longer lose them) equal to the fair market value of the common shares he or she receives when the restrictions lapse, less any consideration paid for the restricted stock, and NBTF generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives when he or she disposes of these shares is larger than the value of the shares when the restricted stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the restricted stock vested. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when the restricted stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the restricted stock vested.

If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of restricted stock on the grant date, and NBTF will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the restrictions lapse. If a participant earns the shares, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether he or she held the shares for more than one year after the grant date. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether he or she held the shares for more than one year after the grant date. Also, if a participant forfeits his or her restricted stock, the participant cannot take a tax deduction in connection with that forfeiture.

Section 162(m) of the Code. As described above, awards granted under the 2014 Equity Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by NBTF with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of NBTF’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2014 Equity Plan by a committee consisting solely of two or more “outside directors” (as defined under IRS regulations) and satisfy the 2014 Equity Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year.

Sections 280G and 4999 of the Code. Sections 280G and 4999 of the Code impose penalties on persons who pay and persons who receive excess parachute payments. A parachute payment is the value of any amount that is paid to “disqualified individuals” (such as officers and highly paid employees of NBTF or its subsidiaries) on account of a change in control. An excess parachute payment is a parachute payment that is equal to or greater than 300 percent of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of employment if that period is less than five calendar years). This average is called the “Base Amount.”

Some participants in the 2014 Equity Plan may receive parachute payments in connection with a change in control. If this happens, the value of each participant’s parachute payment from the 2014 Equity Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or plans with NBTF or any NBTF related entity, such as an employment agreement or a change in control or displacement agreement. If the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20 percent of the value of all parachute payments above 100 percent of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither NBTF nor any related entity would be able to deduct the amount of any participant’s excess parachute payment, and the $1,000,000 limit on deductible compensation under Section 162(m) of the Code would be reduced by the amount of the excess parachute payment.

Unless specified in the award agreement under the Plan or in another agreement between the participant and NBTF or related entity of NBTF executed simultaneously with or before the change in control, if a participant in the 2014 Equity Plan receives an excess parachute payment, the value of the payment will be reduced to avoid the excess parachute penalties.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

Required Vote of Shareholders

The affirmative vote of a majority of the shares present in person or by proxy at the 2014 Annual Meeting is required to approve the 2014 Equity Plan.

Awards Proposed to be Granted Under the 2014 Equity Plan

No benefits or amounts have been granted, awarded or received under the 2014 Equity Plan. Because awards to officers and employees are discretionary, no awards are determinable for these individuals at this time. The following table sets forth information regarding the automatic non-qualified option awards to be made to all seven non-employee directors during the next year under the 2014 Equity Plan:

NEW PLAN BENEFITS

2014 Equity Plan

	Dollar Value ($)		Number of Units
Non-executive director group	$132,860	(1)	7,000

(1)	The $18.98 closing price of a common share of NBTF on the Nasdaq Capital Market on March 3, 2014, multiplied by the aggregate of 7,000 shares subject to award to all non-employee directors.

NBTF has an equity plan under which NBTF may grant options, restricted stock and stock appreciation rights to selected directors and employees for up to 270,000 common shares of NBTF. NBTF also has a stock option plan that has been terminated but under which options to purchase shares remain exercisable. Finally, an option to purchase 30,000 shares was awarded to Mr. Limbert upon his employment. These options may be exercised at $20.88, vested over five years and expire in 2016. The following table summarizes the securities authorized for issuance at December 31, 2013 under all equity compensation plans in existence at that date:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2006 Equity Plan	212,622	$19.33	30,067
1992 Nonqualified Stock Option Plan (Terminated 2006)	25,000	26.75	0
Equity compensation plans not approved by security holders	30,000	20.88	0

Total	267,622	$20.19	30,067

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE 2014 EQUITY PLAN

PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

Any proposals of shareholders intended to be included in NBTF’s proxy statement for the 2015 annual meeting of shareholders should be sent to NBTF by certified mail and must be received by NBTF not later than November 19, 2014. In addition, if a shareholder intends to present a proposal at the 2015 annual meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 1, 2015, then the proxies designated by the board of directors of NBTF for the 2015 annual meeting of shareholders of NBTF may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Management knows of no other business that may be brought before the annual meeting. The persons named in the enclosed Proxy intend to vote such Proxy in accordance with their best judgment on any other matters that may be brought before the annual meeting.

The board of directors expects all directors to make every effort to attend meetings of the shareholders of NBTF. All of the directors attended the 2013 annual meeting of shareholders. All written communications addressed to an individual director at the address of NBTF or one of the offices of a subsidiary of NBTF, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the board of directors at the address of NBTF or one of the offices of a subsidiary of NBTF will be presented to the full board of directors at a meeting of the board of directors.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

March 19, 2014	Charles L. Dehner, Secretary

Appendix A

NB&T FINANCIAL GROUP, INC.

2014 EQUITY PLAN

1.00 PURPOSE AND EFFECTIVE DATE

1.01 Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase shareholder value by [1] providing Employees and Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding Employees and Directors upon whose judgment, interest and special efforts the successful conduct of the Group’s business is largely dependent.

1.02 Effective Date. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s shareholders under applicable rules and procedures, including those prescribed under Code §162(m) and 422. Any Award granted before shareholder approval will be null and void if the shareholders do not approve the plan within the period just described. Subject to Sections 10.00 and 11.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.

2.00 DEFINITIONS

When used in this Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock or Stock Appreciation Right granted under the Plan.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will or may be exercised or settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.

Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefit (or right) that is unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 12.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

Board. The Company’s board of directors.

Cause. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, one or more of the following acts of the Employee: personal dishonesty; incompetence; willful misconduct; breach of fiduciary duty involving personal profit; intentional failure or refusal to perform assigned duties and responsibilities consistent with the Employee’s position; willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order; conviction of a felony or for fraud or embezzlement; or material breach of any written agreement between the Employee and the Company or any Related Entity. However, Cause will not arise solely because the Employee is absent from active employment during periods of vacation or other approved leaves of absence, consistent with the employer’s applicable vacation and approved leave of absence policy, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability or other period of absence initiated by the Employee and approved by the employer.

Change in Control. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, the occurrence of the earliest to occur of any one of the following events on or after the Effective Date:

[1] any one person, or more than one person acting as a group, acquired ownership of stock of the Company that, together with stock held by such person or group, possesses more than 50% of the total Fair Market Value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group is considered to own more than 50% of the total market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control. Any increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of the transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section; or

[2] any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total market value equal to or more than one third of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding any other provision of this Agreement, the Employee will not be entitled to any amount under this Agreement if he or she acted in concert with any person or group (as defined above) to effect a Change in Control, other than at the specific direction of the Board and in his/her capacity as an employee of the Company or any Subsidiary.

Change in Control Price. The price (or other property) per share of Stock paid in conjunction with any transaction resulting in a Change in Control or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of the Stock, the Fair Market Value of one share of Stock on the date of the Change in Control or, if higher, the Fair Market Value of a share of Stock on the last trading day before the Change in Control occurs.

Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.

Committee. The Board’s Compensation Committee.

Company. NB&T Financial Group, Inc., an Ohio corporation, and any and all successors to it.

Confidential Information. Any and all information (other than information in the public domain) related to the Company’s or any Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations and information relating to the identity and location of all past, present and prospective customers and suppliers.

Covered Officer. An Employee who is a “covered employee” under Code §162(m) and whose compensation is deemed, at the time the award is made, to be likely to exceed the $1 million deductibility limit of Code §162(m) at the end of the year in which the award is made.

Director. A person who, on an applicable Grant Date [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each affected Award.

Director Options. Nonqualified Options issued to Directors under Section 6.00.

Disability. Unless the Committee specifies otherwise in the Award Agreement:

[1] With respect to an Incentive Stock Option, as defined in Code §22(e)(3);

[2] With respect to any Award subject to Code §409A, as defined under Code §409A;             and

[3] With respect to any Award not described in subpart [1] or [2] of this definition, as defined in any disability insurance policy provided by the Company or a Related Entity and in which the Employee is eligible to participate at the Grant Date. If a Participant is ineligible to participate in all disability insurance policies or plans maintained by the Company and its Related Entities or no such policy or plan is maintained, then disability shall be determined by the Committee with respect to Employees and by the Board with respect to Directors based upon all the medical evidence available.

Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Exercise Price. The amount, if any, a Participant must pay to exercise an Award.

Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules: [1] if the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day; [2] if the Stock is not traded on an exchange but is traded over-the-counter on a quotation system, the reported “closing price,” if reported, or if there is no reported “closing price,” the arithmetic mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or [3] if neither subparts [1] or [2] of this definition apply: [a] with respect to Incentive Stock Options or Restricted Stock, the fair market value as determined by the Committee in good faith and consistent with rules prescribed under Code §422; and [b] with respect to any other Award, as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, that satisfies the requirements of Treasury Regulation §1.409A-1(b)(5).

Full-Value Award. Restricted Stock Awards that, by the terms of the Award Agreement through which they are issued, are to be settled in shares of Stock.

Grant Date. The date an Award is granted.

Group. The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.

Incentive Stock Option. Any Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.

Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.

Option. The right granted under Section 6.00 to a Participant to purchase a share of Stock at an Exercise Price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

Participant. Any Employee or Director to whom an Award has been granted and which is still outstanding.

Plan. The NB&T Financial Group, Inc. 2014 Equity Plan.

Plan Year. The Company’s fiscal year.

Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.

Related Entity. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity and that, along with the Company, would be considered a single employer under Code §§414(b) and 414(c), but modified as permitted by Treasury Regulation § 1.409A-1(b)(5)(iii)(E)(1).

Restricted Stock. A share of Stock issued to a Participant contingent upon satisfaction of conditions described in Section 7.00.

Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock.

Retirement. Unless the Board specifies otherwise in the Award Agreement, the date an Employee Terminates on or after reaching age 55 and qualifies to receive benefits under any tax-qualified deferred compensation plan then maintained by his or her employer.

Stock. The common shares, without par value, issued by the Company.

Stock Appreciation Right (or “SAR”). An Award granted under Section 8.00 and consisting of the potential appreciation of the shares of Stock underlying the Award.

Terminate. A “separation from service” by the Participant from the Company and all Related Entities within the meaning of Code §409A and Treasury Regulation §1.409A-1(h).

3.00 PARTICIPATION

3.01 Awards to Employees.

[1] Consistent with the terms of the Plan and subject to Section 3.03, the Board, upon recommendation of the Committee, will [a] decide which Employees will be granted Awards; and [b] specify the type of Award to be granted to Employees and the terms upon which those Awards will be granted and may be earned.

[2] The Board, upon the Committee’s recommendation, may establish different terms and conditions [a] for each type of Award granted to an Employee, [b] for each Employee receiving the same type of Award; and [c] for the same Employee for each Award the Employee receives, whether or not those Awards are granted at different times.

3.02 Awards to Directors. Consistent with the terms of the Plan and subject to Section 3.03, the Board will grant to Directors the Awards described in Section 6.01[2].

3.03 Conditions of Participation. By accepting an Award, each Employee and Director agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Board; and

[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights that were granted under the Plan or Award Agreement (or both) before those amendments.

4.00 ADMINISTRATION

4.01 Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose, although the Board has final authority to grant Awards as described in Section 3.00. Consistent with the Plan’s objectives, the Board and the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and the Group’s interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board and the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. To the extent that any Award granted to a Covered Officer is intended to qualify as deductible performance-based compensation for purposes of Code §162(m), the Award must be granted solely by members of the Committee who constitute a “compensation committee” for purposes of Code §162(m) and, with respect to any such Award, the Committee may not delegate any duties it is required to discharge to comply with Code §162(m).

4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:

[1] Will describe [a] the type of Award and when and how it may be exercised or earned, [b] any Exercise Price associated with that Award and [c] how the Award will or may be settled.

[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be exercised or earned, [b] any objective restrictions placed on Awards and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released and [c] any other applicable terms and conditions affecting the Award.

4.04 Restriction on Repricing. Regardless of any other provision of this Plan, none of the Company, the Board or the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock is then traded) any Award without the prior approval of the shareholders.

5.00 LIMITS ON STOCK SUBJECT TO AWARDS

5.01 Number of Authorized Shares of Stock. Subject to Section 5.03, the number of shares of Stock issued under the Plan may not be larger than 270,000 shares, all of which may be issued through Incentive Stock Options. The full number of shares underlying an SAR shall be deemed “issued” for purposes of counting the number of shares authorized for issuance pursuant to the Plan. Subject to the aggregate limitation set for in this Section 5.01 and with the exception of equity awards to Directors as determined in Section 6.01, the Board, in its discretion, may determine the number of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock to be granted at Grant Date to employees.

The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02 Share Accounting. The limits imposed under Section 5.01:

[1] Will be conditionally reduced by the number of shares of Stock subject to any outstanding Award, including the full number of shares underlying SARs; and

[2] Will be absolutely reduced by [a] the number of shares of Stock issued pursuant to the exercise of an Option, [b] the number of shares of Stock issued because the terms of a Full-Value Award Agreement have been met and [c] by the full number of shares of Stock underlying an SAR that has been earned and exercised; but

[3] Will be increased by the number of shares of Stock subject to any Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price (if any).

In addition, the number of authorized shares of Stock specified in Section 5.01 will be reduced by the number of shares of Stock surrendered by a Participant or withheld by the Company to pay the Exercise Price of an Option or the taxes associated with an Award.

Any decision by the Committee under this section will be final and binding on all Participants.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust [1] the number of Awards that may or will be granted to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Sections 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards. Any adjustment made pursuant to this Section 5.03 shall be made in accordance with the requirements of Code §409A, to the extent applicable.

5.04 Limits on Awards to Covered Officers. During any Plan Year, no Covered Officer may receive [1] Options and SARs covering more than 12,000 shares in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted or [2] Restricted Stock Awards covering more than 2,000 shares in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted.

6.00 OPTIONS

6.01 Grant of Options. Subject to Section 10.00 and the terms of the Plan and the associated Award Agreement:

[1] At any time during the term of this Plan, the Board, upon the recommendation of the Committee, may grant Incentive Stock Options and Nonqualified Stock Options to Employees.

[2] The Board will grant, subject to adjustment as provided in Section 5.03, [a] 1,000 Director Options to each Director on the date immediately after the Director first becomes a Director, and [b] 1,000 shares of Director Options on the date following each subsequent Annual Meeting during which the Director serves as a Director.

6.02 Exercise Price. Except as required to implement Section 6.06, each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date. However, the Exercise Price associated with an Incentive

Stock Option will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock [or the combined voting power of any parent or subsidiary corporation, determined under rules issued under Code §422](a “Ten-Percent Shareholder”).

6.03 Exercise of Options. Subject to Section 9.00 and any terms, restrictions and conditions specified in the Plan:

[1] Employee Options will be exercisable according to a vesting schedule determined by the Board at the Grant Date; provided, however, that no Employee Option will become exercisable at a rate of less than one third each year beginning on and after the Grant Date.

[2] Director Options will be exercisable according to the following schedule:

Number of Full Years Beginning After Grant Date	Cumulative Percentage Vested
Less than 1	0 percent
1 but fewer than 2	33 1/3 percent
2 but fewer than 3	66 2/3 percent
3 or more	100 percent

[3] However:

[a] Any Option to purchase a fraction of a share of Stock will automatically be converted to an Option to purchase a whole share.

[b] No Incentive Stock Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

[c] No Director Option will be exercisable more than ten years after it is granted.

[d] Nonqualified Stock Options (other than Director Options) will be exercisable for the period specified in the Award Agreement but not more than ten years after it is granted.

6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421.

[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and of any parent or subsidiary corporation of the Company, as defined in Code §424) will not exceed $100,000 [or other amount specified in Code §422(d)], determined under rules issued under Code §422.

[3] No Incentive Stock Option will be granted to any person who is not an Employee of the Company or a parent or a subsidiary corporation of the Company, as defined in Code §424 on the Grant Date.

6.05 Exercise Procedures and Payment for Options. Unless the Board specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid under procedures described in the Award Agreement. These procedures may include payment in cash, a cashless exercise and allowing a Participant to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price or any combination of those procedures. A Participant may exercise an Option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment (or designation of an approved payment procedure) of the Exercise Price. As soon as administratively feasible after those steps are taken, the Committee will issue to the Participant the appropriate share certificates.

6.06 Substitution of Options. In the Board’s discretion, persons who become Employees as a result of a transaction described in Code §424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code §§424 and 409A.

6.07 Rights Associated With Options.

[1] A Participant to whom an unexercised Option has been granted will have no voting or dividend rights with respect to the shares underlying that unexercised Option and the Option will be transferable only to the extent provided in Section 12.01.

[2] Unless the Board specifies otherwise in the Award Agreement or as otherwise specifically provided in the Plan, Stock acquired through an Option [a] will bear all dividend and voting rights associated with Stock and [b] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

7.00 RESTRICTED STOCK

7.01 Grant of Restricted Stock. The restrictions contained in the Restricted Stock awards shall be based on the passage of time. Subject to Section 9.00 and the terms of the Plan and the associated Award Agreement at any time during the term of this Plan, the Board may grant shares of Restricted Stock to Employees

7.02 Earning Restricted Stock. Subject to Section 9.00, any terms, restrictions and conditions specified in the Plan or the associated Award Agreement, and unless specified otherwise in the Award Agreement:

[1] Restrictions imposed on Restricted Stock granted to Employees will lapse no later than 3 years after the Grant Date.

[2] During the Restriction Period, Restricted Stock will be held by the Company as escrow agent. After the end of the Restriction Period, the Restricted Stock will be:

[a] Forfeited, if all restrictions described in the Award Agreement have not been met; or

[b] Released from escrow and distributed to the Participant as soon as practicable, but in no event more than 60 days after the last day of the Restriction Period, if all restrictions specified in the Award Agreement have been met.

[3] Any Restricted Stock Award relating to a fractional share of Stock will be rounded to the next whole share when settled.

7.03 Rights Associated With Restricted Stock. During the Restriction Period and unless the associated Award Agreement specifies otherwise:

[1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; but

[2] Each Participant to whom Restricted Stock has been issued:

[a] May exercise full voting rights associated with that Restricted Stock; and

[b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock at the same time as paid to shareholders; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

8.00 STOCK APPRECIATION RIGHTS

8.01 SAR Grants. Subject to the terms of the Plan, the Board, upon recommendation of the Committee, may grant SARs to Employees at any time during the term of this Plan.

8.02 Exercise Price. The Exercise Price specified in the Award Agreement will not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date.

8.03 Exercise and Settling of SARs.

[1] SARs will be exercisable subject to the terms specified in the Award Agreement.

[2] A Participant exercising a SAR will receive, as set forth in the Award Agreement, cash or a number of whole shares of Stock equal to:

[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price multiplied by

[b] The number of shares of Stock with respect to which the SAR is being exercised.

The value of any fractional share of Stock produced under this formula will be settled in cash.

9.00 TERMINATION/BUY-OUT

9.01 Retirement. Unless otherwise specified in the Award Agreement or this Plan:

[1] All Nonqualified Stock Options and SARs then held by a Retiring Employee that are not exercisable when the Employee Retires will become fully exercisable upon Retirement, and all of the Employee’s Options and SARs may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the Retirement date (or any shorter period specified in the Award Agreement).

[2] All Incentive Stock Options then held by a Retiring Employee that are not exercisable when the Employee Retires will become fully exercisable upon Retirement, and all of the Employee’s Incentive Stock Options may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] three months after the Retirement date (or any shorter period specified in the Award Agreement). However, an Incentive Stock Option that is not exercised within three months after the Retirement date will be treated as a Nonqualified Stock Option and may be exercised within the period described in Section 9.01[1].

[3] All Restricted Stock granted to a Retiring Participant that is unvested when the Participant Retires will be fully vested upon the Participant’s Retirement and shall be settled within 60 days.

9.02 Death or Disability. Unless otherwise specified in the Award Agreement or this Plan:

[1] All Nonqualified Stock Options and SARs then held by a Participant who dies or becomes Disabled (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the date of death or Disability (or any shorter period specified in the Award Agreement).

[2] All Incentive Stock Options then held by a Disabled or dead Participant will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the Participant’s Disability or death (or any shorter period specified in the Award Agreement).

[3] All Restricted Stock granted to a Participant who dies or becomes Disabled that is unvested when the Participant dies or becomes Disabled will be fully vested when the Participant dies or becomes Disabled.

9.03 Termination for Cause. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then earned or exercisable) will be forfeited when and if a Participant Terminates (or is deemed to have been Terminated) for Cause.

9.04 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or this Plan or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 9.01 through 9.03 and which are then exercisable may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] three months after the Termination date (or any shorter period specified in the Award Agreement), and all Awards that are not then exercisable and all unvested restricted stock will terminate on the Termination date.

9.05 Buy-out of Awards. At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Board, in its sole discretion, may offer to buy for cash or by substitution of another Award (but only to the extent that offer and the terms of the offer do not and, on their face are not likely to, generate penalties under Code §409A) any or all outstanding Awards held by any Participant, whether or not exercisable, by providing to that Participant written notice (“Buy-out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable security laws. If a Buy-out Offer is given, the Company also will transfer to each Participant accepting the offer the value (equal to the difference between the aggregate Fair Market Value of the Award on the date of the Buy-out Offer over the aggregate Exercise Price, if any) of the Award to be purchased or a substitute Award whose value is equal to the difference between the aggregate Fair Market Value on the date of the Buy-out Offer over the aggregate Exercise Price, if any of the Award is to be exchanged. The Company will complete any buy-out made under this section as soon as administratively possible after the date of the Buy-out Offer.

10.00 CHANGE IN CONTROL

10.01 Accelerated Vesting and Settlement. Upon a Change in Control, all of a Participant’s Awards will be treated as provided in a separate written change in control or similar agreement between the Participant and the Company or any Related Entity or, if there is no such agreement between a Participant and the Company or any Related Entity, subject to Section 10.02, on the date of any Change in Control the Participant and the Company agree that:

[1] Each Option and SAR outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [a] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or SAR or, [b] at the Board’s discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and SAR and the Fair Market Value of any fractional share of Stock will be distributed in cash; and

[2] All restrictions then imposed on Restricted Stock will lapse and all outstanding Restricted Stock (including those subject to the acceleration described in this subpart) will be distributed in a single lump sum cash payment or, at the Board’s discretion, in whole shares of Stock and all dividends then held in escrow will be distributed in cash within 30 days following the Change in Control. The distribution or payment made pursuant to this section shall be based on the Change in Control Price.

As a condition of receiving an Award, each Participant agrees to the terms described in this section and to cooperate fully in the application and completion of the procedures described in this section.

10.02 Effect of Code §280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 10.01 constitute an “excess parachute payment” as defined in Code §280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Plan, any Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. Any reduction pursuant to this Section 10.02 shall be made consistent with the requirements of Code §409A.

11.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Board’s or the Committee’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

12.00 MISCELLANEOUS

12.01 Assignability. Except as described in this section or as provided in Section 12.02, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.

12.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.03 No Guarantee of Continuing Services. Except as specifically provided elsewhere in the Plan, nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;

[2] Conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity;

[3] Guaranteeing that any Employee will be selected to be a Participant; or

[4] Guaranteeing that any Participant will receive any future Awards.

12.04 Tax Withholding. To the extent applicable, the Company will withhold from other amounts owed to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock.

In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

[1] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[2] By delivering to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[3] By remitting cash to the Company; or

[4] By remitting a personal check immediately payable to the Company.

12.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

12.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

12.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws; however, the Company shall issue shares of Stock as soon as it reasonably believes that such issuance shall be in accordance with any applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

12.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

12.09 No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

12.10 Code §409A. It is intended that the Plan comply with the requirements of Code §409A and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan will be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

NB&T FINANCIAL GROUP, INC.

cordially invites you to attend our

2014 Annual Meeting of Shareholders

Tuesday, April 22, 2014, 9:00 a.m.

Eastern Daylight Saving Time

48 N. South Street, Wilmington, Ohio

VOTER CONTROL NUMBER:

PROXY NUMBER:

ACCOUNT NUMBER:	SHARES:

NUMBER OF PERSONS ATTENDING

You may vote by:	If choosing one of these options, sign & date card below.

REVOCABLE PROXY         NB&T FINANCIAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of NB&T Financial Group, Inc. (the “Company”), hereby constitutes and appoints S. Craig Beam and D. Jeffery Lykins, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to attend the Annual Meeting of Shareholders of the Company to be held on April 22, 2014, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Daylight Saving Time, and at any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or adjournments thereof on each of the following proposals, which are described in the accompanying Proxy Statement.

1.	The election of four directors to serve for a term of two years each; the following have been nominated by the Board.

	FOR	VOTE WITHHELD
01 Charles L. Dehner	☐	☐
02 G. David Hawley	☐	☐
03 John J. Limbert	☐	☐
04 Timothy L. Smith	☐	☐

2.	The ratification of the selection of BKD, LLP as the independent registered public accounting firm, as proposed and recommended by the Board..

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The approval of the NB&T Financial Group, Inc. 2014 Equity Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Where a choice is indicated, the shares represented by this proxy will be voted or not voted as specified. If no choice is indicated, the shares represented by this proxy will be voted FOR the election of the nominees of the Board of Directors, FOR the ratification of the selection of BKD, LLP, FOR the approval of the NB&T Financial Group, Inc. 2014 Equity Plan, and in the discretion of the proxies on any other business properly brought before the Annual Meeting or any adjournment or adjournments thereof.

All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Annual Report, Notice of Annual Meeting of Shareholders and Proxy Statement for the April 22, 2014 meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 22, 2014.

The Proxy Statement, form of proxy and Annual Report to Shareholders are available at www.nbtdirect.com/About-Us/Investor-Relations.

To obtain directions to attend the Annual Meeting and vote in person, please call Kathy Hoschar at (937) 283-3007.

SIGNATURE	DATE	SIGNATURE	DATE

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THIS CARD. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE PROMPTLY RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.